Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 14, 2009) - Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 26, 2009 of $1,779,500, or $.33 per share diluted, compared to net income of $1,350,800, or $.24 per share diluted, in 2008.  For the nine months ended September 26, 2009, net income was $4,388,500, or $.82 per share diluted, compared to net income of $3,218,600, or $.58 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our franchising business performed well in the third quarter as consumers continued to respond to our value-oriented retail brands.  Our equipment leasing business has been negatively impacted by the current economy, however, tight controls are firmly in place as we anticipate an economic turn around.”

Winmark Corporation creates, supports and finances business.  At September 26, 2009, there were 874 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 37 territories in operation under the Wirth Business Credit® brand.  An additional 36 retail franchises have been awarded but are not open.  In addition, at September 26, 2009, the Company had loans and leases equal to $41.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 26, 2009	December 27, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$11,542,300	$2,140,000
Marketable securities	1,191,900	438,300
Current investments	1,500,000	500,000
Receivables, less allowance for doubtful accounts of $36,300 and $52,700	1,669,000	2,064,100
Net investment in leases - current	16,577,900	17,379,700
Income tax receivable	—	792,200
Inventories	110,800	141,500
Prepaid expenses	394,600	1,018,800
Deferred income taxes	—	216,900
Total current assets	32,986,500	24,691,500
Net investment in leases – long-term	22,515,800	28,035,300
Long-term investments	2,771,900	3,833,300
Long-term receivables, net	22,000	39,200
Property and equipment, net	1,936,600	512,200
Other assets	677,500	677,500
Deferred income taxes	—	320,800
	$60,910,300	$58,109,800
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,941,600	$4,313,200
Current renewable subordinated notes	8,655,200	8,052,400
Accounts payable	1,133,200	1,108,200
Income tax payable	650,700	—
Accrued liabilities	2,424,100	2,905,400
Current discounted lease rentals	1,049,100	1,012,900
Current rents received in advance	273,700	141,600
Current deferred revenue	910,500	993,600
Deferred income taxes	368,300	—
Total current liabilities	19,406,400	18,527,300
Long-term line of credit	6,308,500	9,276,300
Long-term renewable subordinated notes	13,952,700	12,788,700
Long-term discounted lease rentals	741,500	1,298,500
Long-term rents received in advance	1,446,800	1,696,400
Long-term deferred revenue	699,500	631,400
Other long-term liabilities	1,327,000	—
Deferred income taxes	490,700	—
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,255,284 and 5,433,610 shares issued and outstanding	—	427,500
Accumulated other comprehensive income (loss)	80,700	(38,500)
Retained earnings	16,456,500	13,502,200
Total shareholders’ equity	16,537,200	13,891,200
	$60,910,300	$58,109,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
REVENUE:
Royalties	$6,405,200	$5,740,600	$17,646,600	$16,376,000
Leasing income	2,271,600	2,060,400	7,116,400	5,920,000
Merchandise sales	593,800	777,600	1,898,500	2,685,400
Franchise fees	419,600	431,900	804,600	1,345,500
Other	134,600	117,700	446,800	396,000
Total revenue	9,824,800	9,128,200	27,912,900	26,722,900
COST OF MERCHANDISE SOLD	569,700	730,800	1,816,700	2,565,400
LEASING EXPENSE	548,000	471,000	1,743,300	1,420,000
PROVISION FOR CREDIT LOSSES	853,600	571,800	1,877,500	1,226,100
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,666,800	4,744,100	14,379,900	15,068,400
Income from operations	3,186,700	2,610,500	8,095,500	6,443,000
LOSS FROM EQUITY INVESTMENTS	(57,300)	(145,200)	(61,400)	(281,700)
INTEREST EXPENSE	(317,300)	(309,600)	(1,009,800)	(998,200)
INTEREST AND OTHER INCOME	178,700	114,500	351,400	246,300
Income before income taxes	2,990,800	2,270,200	7,375,700	5,409,400
PROVISION FOR INCOME TAXES	(1,211,300)	(919,400)	(2,987,200)	(2,190,800)
NET INCOME	$1,779,500	$1,350,800	$4,388,500	$3,218,600
EARNINGS PER SHARE – BASIC	$.34	$.24	$.82	$.58
EARNINGS PER SHARE – DILUTED	$.33	$.24	$.82	$.58
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,282,349	5,522,188	5,335,869	5,519,265
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	5,329,697	5,548,461	5,357,259	5,548,473